As filed with the U.S. Securities and Exchange Commission on May 10, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pulmonx Corporation
(Exact name of Registrant as specified in its charter)

Delaware	77-0424412
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
700 Chesapeake Drive
Redwood City, California 94063
1-650-364-0400
(Address of principal executive offices) (Zip code)
Pulmonx Corporation 2020 Equity Incentive Plan
Pulmonx Corporation 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Glendon E. French
Chief Executive Officer
Pulmonx Corporation
700 Chesapeake Drive
Redwood City, California 94063
1-650-364-0400
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Mark B. Weeks Seth J. Gottlieb Sepideh Mousakhani Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Derrick Sung, Ph.D. Chief Financial Officer Pulmonx Corporation 700 Chesapeake Drive Redwood City, California 94063 (650) 364-0400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pulmonx Corporation (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional (a) 1,477,270 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) and (b) 369,317 shares of Common Stock issuable pursuant to the Registrant’s 2020 Employee Stock Purchase Plan (the “2020 ESPP”).
This Registration Statement relates to securities of the same class as, and in addition to, other securities for which earlier registration statements on Form S-8 were filed with the SEC on May 14, 2021 (File No. 333-256140) and October 1, 2020 (File No. 333-249187) (collectively, the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the 2020 Plan and 2020 ESPP, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.
PART II
ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement (other than information in such filings deemed, under SEC rules or otherwise, not to have been filed with the SEC):
(a)the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;
(b)the Registrant’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders filed with the SEC on April 15, 2022;
(c)the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 filed with the SEC on May 9, 2022; and
(d)the description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on September 24, 2020 under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS
The exhibits to this Registration Statement are listed below:

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39562	3.1	October 5, 2020

4.2	Amended and Restated Bylaws of the Registrant.	S-1/A	333-248635	3.4	September 24, 2020

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-248635	4.1	September 24, 2020

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of BDO USA, LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Pulmonx Corporation 2020 Equity Incentive Plan.	S-8	333-249187	99.5	October 1, 2020

99.2	Pulmonx Corporation 2020 Employee Stock Purchase Plan.	S-8	333-249187	99.8	October 1, 2020
107*	Filing Fee Table.
* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, State of California, on May 10, 2022.

PULMONX CORPORATION

By:	/s/Glendon E. French
Name:	Glendon E. French
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glendon E. French and Derrick Sung, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Glendon E. French	President, Chief Executive Officer and Director	May 10, 2022
Glendon E. French	(Principal Executive Officer)

/s/Derrick Sung, Ph.D.	Chief Financial Officer	May 10, 2022
Derrick Sung, Ph.D.	(Principal Financial Officer and Principal Accounting Officer)

/s/Thomas W. Burns	Director	May 10, 2022
Thomas W. Burns

/s/Richard Ferrari	Director	May 10, 2022
Richard Ferrari

/s/Daniel P. Florin	Director	May 10, 2022
Daniel Florin

/s/Georgia Garinois-Melenikiotou	Director	May 10, 2022
Georgia Garinois-Melenikiotou

/s/Alissa Hsu Lynch	Director	May 10, 2022
Alissa Hsu Lynch

/s/Dana G. Mead, Jr.	Director	May 10, 2022
Dana G. Mead, Jr.

/s/Tiffany Sullivan	Director	May 10, 2022
Tiffany Sullivan